Exhibit 99.1

INDEPENDENT AUDITOR’S REPORT

Board of Directors and Stockholders

Opus Medical, Inc.

We have audited the accompanying balance sheets of Opus Medical, Inc. (the “Company”) as of December 31, 2003 and 2002, and the related statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Opus Medical, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As described in Note 1, the Company was in the development stage at December 31, 2002; during the year ended December 31, 2003, the Company completed its development activities and commenced its planned principal operations.

Deloitte & Touche LLP

Costa Mesa, California

April 23, 2004

OPUS MEDICAL, INC.

BALANCE SHEETS

DECEMBER 31, 2003 AND 2002

	2003	2002
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$9,941,127	$3,714,551
Accounts receivable, net of allowance of $47,153 (2003) and $0 (2002)	1,201,139	19,863
Inventory	929,185	95,383
Prepaid expenses and other current assets	42,148	52,771

Total current assets	12,113,599	3,882,568
PROPERTY AND EQUIPMENT—Net	826,737	303,318
OTHER ASSETS	18,318	10,638

TOTAL	$12,958,654	$4,196,524

(Continued)

OPUS MEDICAL, INC.

BALANCE SHEETS

DECEMBER 31, 2003 AND 2002

	2003	2002
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$638,640	$108,096
Accrued expenses	1,056,430	277,063
Current portion of long-term debt	198,196	71,768

Total current liabilities	1,893,266	456,927

LONG-TERM DEBT	261,357	127,317

COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS’ EQUITY (Note 5):
Series A convertible preferred stock, no par value—2,800,000 shares authorized, issued and outstanding; liquidation preference of $3,500,000	3,477,252	3,477,252
Series B convertible preferred stock, no par value—6,400,000 shares authorized; 5,182,400 issued and outstanding; liquidation preference of $6,478,000	6,436,737	6,436,737
Series C convertible preferred stock, no par value—6,044,489 shares authorized, issued and outstanding; liquidation preference of $13,600,100	13,538,264
Common stock, no par value—30,000,000 shares authorized; 3,120,919 (2003) and 2,443,287 (2002) shares issued and outstanding	359,403	249,398
Deferred compensation	(18,158)	(9,762)
Accumulated deficit	(12,989,467)	(6,541,345)

Total stockholders’ equity	10,804,031	3,612,280

TOTAL	$12,958,654	$4,196,524

See accompanying notes to financial statements.	(Concluded)

OPUS MEDICAL, INC.

STATEMENTS OF OPERATIONS

YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
SALES	$2,920,438	$68,825
COST OF GOODS SOLD	2,415,091	20,164

GROSS PROFIT	505,347	48,661

OPERATING EXPENSES:
Research and development	2,204,612	1,763,758
General and administrative	1,130,338	675,865
Sales and marketing	3,671,142	692,249

Total operating expenses	7,006,092	3,131,872

INTEREST INCOME—Net	53,423	55,907

LOSS BEFORE PROVISION FOR INCOME TAXES	(6,447,322)	(3,027,304)
PROVISION FOR INCOME TAXES	800	800

NET LOSS	$(6,448,122)	$(3,028,104)

See accompanying notes to financial statements.

OPUS MEDICAL, INC.

STATEMENTS OF STOCKHOLDERS’ EQUITY

YEARS ENDED DECEMBER 31, 2003 AND 2002

	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock
	Shares	Amount	Shares	Amount
BALANCE—January 1, 2002	2,800,000	$3,477,252	320,000	$382,855
Issuance of Series B convertible preferred stock—net (Note5)	—	—	4,862,400	6,053,882
Issuance of warrants	—	—	—	—
Exercise of stock options	—	—	—	—
Compensatory stock option grants	—	—	—	—
Net loss	—	—	—	—

BALANCE—December 31, 2002	2,800,000	3,477,252	5,182,400	6,436,737
Issuance of Series C convertible preferred stock—net (Note 5)	—	—	—	—
Exercise of stock options	—	—	—	—
Compensatory stock option grants	—	—	—	—
Net loss	—	—	—	—

BALANCE—December 31, 2003	2,800,000	$3,477,252	5,182,400	$6,436,737

See accompanying notes to financial statements.

Series C Convertible Preferred Stock		Common Stock		Deferred Compensation	Accumulated Deficit	Total Stockholders’ Equity
Shares	Amount	Shares	Amount
—	$—	1,935,000	$160,685	$(14,617)	$(3,513,241)	$492,934
—	—	—		—	—	6,053,882
—	—	—	10,799	—	—	10,799
—	—	508,287	71,789	—	—	71,789
—	—	—	6,125	4,855	—	10,980
—	—	—	—	—	(3,028,104)	(3,028,104)

—	—	2,443,287	249,398	(9,762)	(6,541,345)	3,612,280
6,044,489	13,538,264					13,538,264
—	—	677,632	94,600	—	—	94,600
—	—	—	15,405	(8,396)	—	7,009
—	—	—	—	—	(6,448,122)	(6,448,122)

6,044,489	$13,538,264	3,120,919	$359,403	$(18,158)	$(12,989,467)	$10,804,031

OPUS MEDICAL, INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,448,122)	$(3,028,104)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	198,197	55,106
Loss on disposal of property and equipment		2,479
Compensation expense related to stock option grants	7,009	10,980
Changes in operating assets and liabilities:
Accounts receivable	(1,181,276)	(19,863)
Prepaid expenses and other assets	2,943	(39,607)
Inventory	(833,802)	(95,383)
Accounts payable and accrued expenses	1,309,911	162,343

Net cash used in operating activities	(6,945,140)	(2,952,049)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(719,420)	(285,592)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long-term debt	379,284	215,304
Repayment of long-term debt	(121,012)	(5,981)
Repayment of capital lease obligation to a related party		(4,326)
Proceeds from exercise of stock options	94,600	71,789
Proceeds from issuance of Series B convertible preferred stock—net		6,053,882
Proceeds from issuance of Series C convertible preferred stock—net	13,538,264

Net cash provided by financing activities	13,891,136	6,330,668

(Continued)

OPUS MEDICAL, INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2003 AND 2002

	2003	2002
NET INCREASE IN CASH AND CASH EQUIVALENTS	$6,226,576	$3,093,027
CASH AND CASH EQUIVALENTS—Beginning of year	3,714,551	621,524

CASH AND CASH EQUIVALENTS—End of year	$9,941,127	$3,714,551

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION—Cash paid for :
Income taxes	$800	$800

Interest	$17,406	$814

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES—Warrants issued in connection with long-term debt	$—	$10,799

See accompanying notes to financial statements.	(Concluded)

OPUS MEDICAL, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2003 AND 2002

1.	GENERAL AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business—Opus Medical, Inc. (the “Company”) is a privately held medical device and technology company with headquarters in San Juan Capistrano, California. The Company was founded in 1999 to develop, manufacture and market innovative soft tissue-to-bone and tissue-to-tissue repair systems for orthopedic applications, with focus on sports medicine procedures.

The Company was in the development stage at December 31, 2002; during the year ended December 31, 2003, the Company completed its development activities and commenced its planned operations. In late 2003, the Company received 510(k) clearance from the U.S. Food and Drug Administration for its Initial implant and suturing products.

Basis of Presentation—The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents—The Company considers all highly liquid investments with maturities of three months or less from the purchase date to be cash equivalents. At December 31, 2003, the Company’s cash and cash equivalents are held primarily with one financial institution.

Inventory—Inventory is stated at the lower of cost (approximate costs determined on the first-in, first-out basis) or market.

Property and Equipment—Net—Property and equipment, consisting primarily of purchased software, computers and office furniture, are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives of three to seven years.

Long-Lived Assets—The Company accounts for the impairment and disposition of long-lived assets in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. In accordance with SFAS No. 144, long-lived assets to be held are reviewed for events or changes in circumstances, which indicate that their carrying value may not be recoverable.

If there is an indication of impairment, management prepares an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value. The fair value is estimated at the present value of future cash flows discounted at a rate commensurate with management’s estimate of the business risks. Preparation of estimated expected future cash flows is inherently subjective and is based on management’s best estimate of assumptions concerning expected future conditions. Management believes there was no impairment of the value of long-lived assets as of December 31, 2003.

Revenue Recognition—The Company recognizes revenue as products are shipped and title and risk of loss passes to the customer.

Income Taxes—Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. This Statement requires the recognition of deferred tax assets and liabilities to reflect the future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. Measurement of the deferred items is based on enacted tax laws. In the event the future consequences of differences between financial reporting bases and tax bases of the Company’s assets and liabilities result in a deferred tax asset, SFAS No. 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such assets. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized. At December 31,2003, the Company had federal and state deferred tax assets of approximately $4,543,000 and $1,147,423, respectively, both consisting primarily of net operating loss carryforwards. The Company has recorded a full valuation allowance for all deferred tax assets generated to date. The federal deferred tax asset and the valuation allowance increased $2,254,000 in 2003. The federal and state net operating losses of approximately $5,690,000 will begin to expire in 2019 and 2009, respectively.

Pursuant to Section 382 of the Internal Revenue Code, use of the Company’s net operating loss carryforwards may be limited if the Company experiences a cumulative change in ownership of greater than 50% in a moving three-year period. Ownership changes could impact the Company’s ability to utilize net operating loss carryforwards remaining at the ownership change date.

Stock-Based Compensation—The Company accounts for employee stock options using the intrinsic value method in accordance with Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and has adopted the disclosure-only alternative of SFAS No. 123, Accounting for Stock-Based Compensation. Stock options issued to consultants and vendors are fair valued and expensed in accordance with the provisions of SFAS No. 123 and Emerging Issues Task force Issue No. 96-18, Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services.

Had compensation costs for employee grants been determined using the provisions of SFAS No. 123, the Company’s net loss as reported would have increased to the following pro forma amounts:

	2003	2002
Net loss:
As reported	$6,448,122	$3,028,104
Pro forma	$6,461,671	$3,043,596

The Company’s calculations were made using the Black-Scholes option-pricing model with the following weighted-average assumptions: expected life 60 months; Zero stock volatility; risk-free interest rates ranging from 2.27% to 3.27%; no dividends during the expected term; and forfeitures are recognized as they occur.

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Comprehensive Loss—Comprehensive income (loss) is defined as all changes in a company’s net assets, except changes resulting from transactions with stockholders. For the period from January 1, 2002 to December 31, 2003, the Company has no reportable differences between net loss and comprehensive loss.

Recent Accounting Pronouncements—In November 2002, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. (“FIN”) 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statement Nos. 5, 57, and 107 and rescission of FASB Interpretation No. 34, Disclosure of Indirect Guarantees of Indebtedness of Others. FIN 45 elaborates on the disclosures to be made by the guarantor in its annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the provisions of the disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company’s disclosure of guarantees and indemnities is included in Note 7. The adoption of this interpretation did not have a material impact on the Company’s financial statements.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FASB Statement No. 123. This statement provides alternative methods of transition for a voluntary change to the fair-value-based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirement of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The adoption of SFAS No. 148 did not have a significant impact on the Company’s financial statements.

FIN 46R, Consolidation of Variable Interest Entities—an interpretation of ARB No. 51, was originally issued in January 2003 and subsequently revised in December 2003. FIN 46, as revised requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or is entitled to receive a majority of the entity’s residual returns or both. FIN 46 also requires certain disclosures about variable interest entities in which a company has a significant interest, regardless of whether consolidation is required. Application of FIN 46 is required for potential variable interest entities commonly referred to as special purpose entities for periods ending after December 15, 2003. Application of the provisions will be required for all other variable interest entities by the end of the first reporting period that begins after December 15, 2004. The Company currently has no variable interest entities; therefore, the adoption of this interpretation will not have a material effect on the Company’s financial statements.

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The statement is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. However, in November 2003, the FASB issued Staff Position No. 150-3, which defers the effective date for certain provisions of the statement. Once required in its entirety, SFAS No. 150 is not expected to have a material effect on the Company’s results of operations and financial position.

2.	INVENTORIES

Inventories consist of the following as of December 31:

	2003	2002
Raw materials	$310,451	$34,140
Work-in process	165,991	57,710
Finished goods	452,743	3,533

	$929,185	$95,383

3.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following as of December 31:

	2003	2002
Computers and software	$245,648	$74,769
Furniture, fixtures and equipment	826,338	329,495
Leasehold improvements	81,401	29,703

	1,153,387	433,967
Less accumulated depreciation and amortization	(326,650)	(130,649)

	$826,737	$303,318

4.	LONG-TERM DEBT

On October 22,2002, the Company entered into a loan and security agreement (the “Agreement”) with a Bank. The Agreement provides for maximum borrowings of $700,000 and is secured by equipment purchased with the proceeds. Each borrowing is payable in 36 equal monthly installments plus interest at the prime rate plus 1.25% (5.25% at December 31, 2003), but in no event shall be less than 5.75%. Borrowings outstanding at December 31,2003 totaled $467,595 and are reported in the accompanying balance sheet, net of unamortized discount of $8,042. Following is the amount due as of December 31, 2003 under the Agreement during each of the next five years:

Year Ending December 31
2004	$198,196
2005	192,215
2006	77,184
2007	—
2008	—

$467,595

In connection with the Agreement, the Company issued a warrant to the Bank to purchase 22,400 shares of the Company’s Series B preferred stock at $1.25 per share. The warrant is immediately exercisable and expires seven years from the date of issuance. The estimated fair value of the warrant, $10,799

(determined using the Black-Scholes option-pricing model), was allocated to the Agreement as a debt discount, which is being amortized over the term of the Agreement. Amortization of debt discount totaled $2,757 for the year ended December 31, 2003.

5.	EQUITY TRANSACTIONS

Issuance of Common Stock for Cash—In July and August 1999, the Company issued 1,680,000 shares of common stock for $100,800 or $0.06 per share to related and unrelated parties.

Series A Convertible Preferred Stock—Between January 2000 to March 2000, the Company sold 2,800,000 shares of Series A convertible preferred stock (“Series A”) for $3,477,252 (or $1.25 per share), net of issuance costs. Series A is convertible, at any time, at the option of the holder, into such number of common shares determined by dividing the original issue price by the conversion price, initially a one-to-one ratio, subject to adjustment. Series A automatically converts into common shares upon an initial public offering of the Company’s common stock of at least $5.00 per share and $20,000,000. The holders of Series A are entitled to vote with the holders of common stock on all matters submitted to a vote of the holders of common stock. The holders of the Series A, voting separate as a class, shall be entitled to elect one member of the Board of Directors of the Company. Dividends on the Series A are noncumulative at a rate of $0.10 per share per annum or, if greater, an amount equal to that paid on any other outstanding shares, payable when, as and if declared by the Company. For the period from January 1, 2002 through December 31, 2003, no dividends were declared or paid by the Company.

Series B Convertible Preferred Stock—Between December 2001 and May 2002, the Company sold 5,182,400 shares of Series B convertible preferred stock (“Series B”) for $6,436,737 (or $1.25 per share), net of issuance costs. Series B is convertible, at any time, at the option of the holder, into such number of common shares determined by dividing the original issue price by the conversion price, initially a one-to-one ratio, subject to adjustment. Series B automatically converts into common shares upon an initial public offering of the Company’s common stock of at least $5.00 per share and $20,000,000. The holders of Series B are entitled to vote with the holders of Series A and common stock on all matters submitted to a vote of the holders of common stock. The holders of the Series B, voting separate as a class, shall be entitled to elect one member of the Board of Directors of the Company. Dividends on the Series B are noncumulative at a rate of $0.10 per share per annum or, if greater, an amount equal to that paid on any other outstanding shares, payable when, as and if declared by the Company. For the period from January 1, 2002 through December 31, 2003, no dividends were declared or paid by the Company.

Series C Convertible Preferred Stock—In June 2003, the Company sold 6,044,489 shares of Series C convertible preferred stock (“Series C) for $13,538,264 (or $2.25 per share), net of issuance costs. Series C is convertible at any time, at the option of the holder, into such number of common shares determined by dividing the original issue price by the conversion price, initially a one-to-one ratio, subject to adjustment. Series C automatically converts into common shares upon an initial public offering of the Company’s common stock of at least $5.00 per share and $20,000,000. The holders of Series C are entitled to vote with the holders of Series A and B and common stock on all matters submitted to a vote of the holders of common stock. The holders of the Series C, voting separate as a class, shall be entitled to elect one member of the Board of Directors of the Company. Dividends on the Series C are noncumulative at a rate of $0.10 per share per annum or, if greater, an amount equal to that paid on any other outstanding shares, payable when, as and if declared by the Company. For the period of June 10, 2003 through December 31, 2003, no dividends were declared or paid by the Company.

6.	STOCK OPTION PLAN

During December 1999, the Company adopted the 1999 Stock Option Plan (the “Plan”), under which nonstatutory or incentive stock options to acquire shares of the Company’s common stock may be granted to employees and nonemployees of the Company. The Plan is administered by the Board of Directors and permits the issuance of options for the purchase of up to 3,750,000 shares of the Company’s common stock at exercise prices of not less than 85% of the fair market value or 100% of the fair market value of the underlying shares on the date of grant for nonstatutory and incentive grants, respectively. Options granted under the Plan generally vest over a four-year period and expire 10 years from the date of grant.

Compensation, if any, related to stock options granted to employees is measured as the excess of the fair value of the Company’s common stock at the date of grant over the exercise price. All options granted to employees under the Plan were granted at prices that were either equal to or above the fair value of the common stock on the date of grant. Accordingly, no compensation cost was recognized for stock options issued to employees.

The Company has granted 659,500 stock options to nonemployees. Compensation expense for options issued to nonemployees is determined in accordance with SFAS No. 123, with the fair values determined using the Black-Scholes option pricing model at the grant dates with the following weighted-average assumptions: expected life 60 months; stock volatility of 47.46%; risk-free interest rates ranging from 2.27% to 3.27%; no dividends during the expected term; and forfeitures are recognized as they occur. During the years ended December 31, 2003 and 2002, noncash compensation of $7,009 and $10,980, respectively, was recognized for options granted to nonemployees.

Stock option activity under the Plan for the last two years is as follows:

	Shares	Weighted- Average Exercise Price per Share
Outstanding—December 31, 2001	1,365,108	$0.14
Granted (weighted-average fair value of $0.03 per share)	1,084,500	0.15
Exercised	(508,287)	0.14
Canceled	(125,521)	0.15

Outstanding—December 31, 2002	1,815,800	0.15
Granted (weighted-average fair value of $0.05 per share)	1,032,000	0.27
Exercised	(677,232)	0.14
Canceled	—	—

Outstanding—December 31, 2003	2,170,568	$0.18

The following table summarizes information about stock options outstanding as of December 31, 2003:

	Options Outstanding			Options Exercisable
Range of Exercise Price	Number Outstanding	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Exercisable	Weighted- Average Exercise Price
$0.12 – $0.30	2,170,568	6.54	$0.18	654,683	$0.15

As discussed in Note 1, the Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its stock-based awards. No compensation expense has been recognized in the financial statements for employee stock arrangements. SFAS No. 123, Accounting for Stock-Based Compensation, requires the disclosure of pro forma net income (loss) had the Company adopted the fair value method in accordance for stock-based awards. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option-pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company’s stock option awards. These models also require subjective assumptions, including expected time to exercise, which greatly affect the calculated values.

7.	COMMITMENTS AND CONTINGENCIES

Operating Leases—The Company leases its corporate offices under one-year operating leases. Rent expense totaled $182,092 and $112,324 for the years ended December 31, 2003 and 2002, respectively.

Future minimum payments, by year and in the aggregate, required under noncancelable operating lease obligations consist of the following at December 31, 2003:

Year Ending December 31
2004	$227,760
2005	37,960

$265,720

Indemnities and Guarantees—During its normal course of business, the Company has made certain indemnities, commitments and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include those given to various lessors in connection with facility leases for certain claims arising from such facility or lease and indemnities to directors and officers of the Company to the maximum extent permitted under the laws of the State of California. The duration of these indemnities, commitments and guarantees varies. Some of these indemnities, commitments and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. The Company has not recorded any liability for these indemnities, commitments and guarantees in the accompanying balance sheets.

* * * * * *

Opus Medical, Inc.

Condensed Balance Sheet

As of September 30, 2004

September 30, 2004 (Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$3,528,396
Accounts receivable, net	2,641,972
Inventory, net	2,551,404
Prepaid expenses and other current assets	134,311

Total current assets	8,856,083
Property and equipment, net	1,001,042
Other assets	27,568

Total assets	$9,884,693

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$1,443,940
Accrued expenses	1,570,591
Current portion of long-term debt	265,563

Total current liabilities	3,280,094

Long-term debt	238,413

Stockholders’ equity
Common stock	397,805
Convertible preferred stock	23,452,253
Deferred stock-based compensation	(18,158)
Accumulated deficit	(17,465,714)

Total stockholders’ equity	6,366,186

Total liabilities and stockholders’ equity	$9,884,693

See accompanying notes to condensed financial statements.

Opus Medical, Inc.

Condensed Statements of Operations

For the nine months ended September 30, 2004 and 2003

	Nine months ended September 30, 2004 (Unaudited)	Nine months ended September 30, 2003 (Unaudited)
Sales	$11,682,375	$1,094,859
Cost of goods sold	5,087,640	1,207,914

Gross margin	6,594,735	(113,055)
Operating expenses:
Research and development	2,249,238	1,419,234
General and administrative	1,720,088	949,697
Sales and marketing	7,119,665	1,968,425

Total operating expenses	11,088,991	4,337,356
Interest income, net	18,010	24,320

Net loss	$(4,476,246)	$(4,426,091)

See accompanying notes to condensed financial statements.

Opus Medical, Inc.

Condensed Statements of Cash Flows

For the nine months ended September 30, 2004 and 2003

	Nine months ended September 30, 2004 (Unaudited)	Nine months ended September 30, 2003 (Unaudited)
Cash flows from operating activities:
Net loss	$(4,476,246)	$(4,426,091)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	261,593	106,864
Changes in operating assets and liabilities:
Accounts receivable	(1,432,645)	(642,756)
Prepaid expenses and other assets	(109,602)	(36,331)
Inventory	(1,622,218)	(862,383)
Accounts payable and accrued expenses	1,319,459	1,073,197

Net cash used in operating activities	(6,059,659)	(4,787,500)

Cash flows from investing activities:
Purchase of property and equipment	(435,897)	(469,915)

Net cash used in investing activities	(435,897)	(469,915)

Cash flows from financing activities:
Borrowings of long-term debt	44,423	56,935
Proceeds from issuance of Series C convertible preferred stock, net of issuance costs	—	13,538,264
Proceeds from issuance of common stock	38,402	89,370

Net cash provided by financing activities	82,825	13,684,569

Net increase (decrease) in cash and cash equivalents	(6,412,731)	8,427,154
Cash and cash equivalents – beginning of period	9,941,127	3,714,551

Cash and cash equivalents – end of period	$3,528,396	$12,141,705

See accompanying notes to condensed financial statements.

Opus Medical, Inc.

Notes to Condensed Financial Statements

Nine months ended September 30, 2004 and 2003

(Unaudited)

NOTE 1 – Description of Business and Basis of Presentation

Opus Medical, Inc. (“Opus”) was a privately held medical device and technology company with headquarters in San Juan Capistrano, California. The Company was founded in 1999 to develop, manufacture, and market innovative soft tissue-to-bone and tissue-to-tissue repair systems for orthopedic applications, with focus on sports medicine procedures. On September 3, 2004, Opus entered into an Agreement and Plan of Merger with ArthroCare Corporation, which culminated in ArthroCare Corporation’s acquisition of substantially all the capital stock of Opus in November 2004. Refer to Note 4 for additional information.

The accompanying unaudited interim condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, the unaudited interim condensed consolidated financial statements reflect all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the Opus’ financial position, results of operations and cash flows for the periods presented. These financial statements should be read in conjunction with the consolidated financial statements and notes thereto of ArthroCare Corporation filed with the United States Securities and Exchange Commission in the Company’s annual report on Form 10-K for the year ended December 31, 2004 and the Opus financial statements included herein. Operating results for the nine month period ended September 30, 2004 are not necessarily indicative of the results that may be expected for the entire year.

Use of Estimates

The condensed financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, using management’s best estimates and judgments where appropriate. These estimates and judgments affect the reported amounts of assets and liabilities and disclosure of the contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ materially from these estimates and judgments.

Opus Medical, Inc.

Notes to Condensed Financial Statements -continued

Nine months ended September 30, 2004 and 2003

(Unaudited)

NOTE 2 – Property and Equipment

Property and equipment consist of the following as of September 30, 2004:

Computers and software	$279,435
Furniture, fixtures, and equipment	1,213,871
Leasehold improvements	95,978

1,589,284
Less: accumulated depreciation and amortization	(588,242)

Total	$1,001,042

NOTE 3 – Commitments and Contingencies

Indemnities and Guarantee

During its normal course of business, the Company has made certain indemnities, commitments and guarantees under which it may be required to make payments in relation to certain transactions. These indemnities include those given to various lessors in connection with facility leases for certain claims arising from such facility or lease and indemnities to directors and officers of the Company to the maximum extent permitted under the laws of the State of California. The duration of these indemnities, commitments and guarantees varies. Some of these indemnities, commitments and guarantees do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. The Company has not recorded any liability for these indemnities, commitments and guarantees in the accompanying balance sheet.

NOTE 4 – Subsequent Event

On November 12, 2004, Opus was sold to ArthroCare Corporation, pursuant to an Agreement and Plan of Merger between ArthroCare, Opus, OC Merger Sub Corporation, a California corporation and a wholly owned subsidiary of ArthroCare (“Merger Sub I”), OC Acquisition Sub LLC, a California (“Merger Sub II”), and James W. Hart and Steven L. Gex, as the Shareholders’ Agents (together, the “Shareholders’ Agents”), dated as of September 3, 2004 (the “Merger Agreement”), as amended by Amendment No. 1 to the Merger Agreement, dated as of October 6, 2004 (“Amendment No.1”). The sale price was paid in initial consideration of cash of approximately $30 million and $60 million in shares of ArthroCare common stock.